Exhibit 32.1

   Joint Certification of Principal Executive Officer and Principal Financial
                 Officer Required by Exchange Act Rule 13a-14(b)

In connection with the Quarterly Report of Advanced BioPhotonics Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission (the "Report"), we, Denis A. O'Connor, President and Chief Executive Officer, and Celia Schiffner, Controller and Principal Financial Officer, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Exchange Act Rule 13a-14(b) has been provided to Advanced BioPhotonics Inc. and will be retained by Advanced BioPhotonics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

August 14, 2006


/s/ Denis A. O'Connor
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Denis A. O'Connor
President and Chief Executive Officer


/s/ Celia Schiffner
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Celia Schiffner
Controller and Principal Financial Officer